Exhibit 99.1
MSCI Reports Financial Results for Fourth Quarter and Full Year 2024

New York – January 29, 2025 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended December 31, 2024 (“fourth quarter 2024”) and full year ended December 31, 2024 (“full year 2024”).

Financial and Operational Highlights for Fourth Quarter 2024
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended December 31, 2023 (“fourth quarter 2023”) and Run Rate percentage changes are relative to December 31, 2023).

•Operating revenues of $743.5 million, up 7.7%; Organic operating revenue growth of 7.4%
•Recurring subscription revenues up 7.5%; Asset-based fees up 20.8%
•Operating margin of 54.5%; Adjusted EBITDA margin of 60.8%
•Diluted EPS of $3.90, down 23.1%; Adjusted EPS of $4.18, up 13.6%
•New recurring subscription sales down by 0.9%; Organic recurring subscription Run Rate growth of 7.9%; Retention Rate of 93.1%
•In full year 2024 and through January 28, 2025, a total of $865.5 million or 1,599,271 shares were repurchased at an average repurchase price of $541.20
•In fourth quarter 2024, dividends of $124.8 million were paid to shareholders; Cash dividend of $1.80 per share declared by MSCI Board of Directors for first quarter 2025, an increase of 12.5%

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands, except per share data (unaudited)	2024	2023	% Change	2024	2023	% Change
Operating revenues	$743,509	$690,106	7.7%	$2,856,128	$2,528,920	12.9%
Operating income	$405,194	$370,745	9.3%	$1,528,518	$1,384,609	10.4%
Operating margin %	54.5%	53.7%		53.5%	54.8%

Net income	$305,515	$403,380	(24.3)%	$1,109,128	$1,148,592	(3.4)%

Diluted EPS	$3.90	$5.07	(23.1)%	$14.05	$14.39	(2.4)%
Adjusted EPS	$4.18	$3.68	13.6%	$15.20	$13.52	12.4%

Adjusted EBITDA	$452,254	$414,627	9.1%	$1,716,484	$1,522,951	12.7%
Adjusted EBITDA margin %	60.8%	60.1%		60.1%	60.2%

“In 2024, MSCI delivered strong financial metrics that once again demonstrated our scale and leadership in servicing the global investment ecosystem. Fourth-quarter highlights included our best-ever recurring sales in Index, 15% Fixed Income run-rate growth across our product lines, and 15% asset-based fees run-rate growth. This performance reflects our attractive business model and the benefits of the investments we’ve made across our large and broad opportunity set,” said Henry A. Fernandez, Chairman and CEO of MSCI.
“In 2025 and beyond, MSCI is increasingly well positioned to expand our footprint among established and newer client segments alike, thanks to our continued investment in data, models, and technology. We believe these advantages can help us drive compounding growth across market cycles,” Fernandez added.

Fourth Quarter Consolidated Results
Operating Revenues: Operating revenues were $743.5 million, up 7.7%. Organic operating revenue growth was 7.4%.The $53.4 million increase was driven by $37.9 million in higher recurring subscription revenues and $30.2 million in higher asset-based fees, partially offset by a $14.7 million decline in non-recurring revenues primarily related to the Index segment.
Run Rate and Retention Rate: Total Run Rate at December 31, 2024 was $2,921.7 million, up 8.8%. Recurring subscription Run Rate increased by $147.8 million, and asset-based fees Run Rate increased by $87.7 million. Organic recurring subscription Run Rate growth was 7.9%. Retention Rate in fourth quarter 2024 was 93.1%, compared to 93.6% in fourth quarter 2023.

Expenses: Total operating expenses were $338.3 million, up 5.9%, including $4.0 million of operating expenses associated with Carbon Markets (formerly known as Trove Research Ltd), Fabric RQ Inc. ("Fabric") and Foxberry Ltd (“Foxberry”).

Adjusted EBITDA expenses were $291.3 million, up 5.7%, primarily reflecting higher compensation and incentive compensation expenses related to higher headcount to support business growth as well as increases in non-compensation costs, primarily reflecting higher professional fees, information technology and market data costs.

Adjusted EBITDA expenses also included $2.7 million of expenses associated with Carbon Markets, Fabric and Foxberry. Approximately $1.3 million of depreciation and amortization related to these acquisitions was excluded from Adjusted EBITDA expenses.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 6.5% and 6.3%, respectively.

Operating Income: Operating income was $405.2 million, up 9.3%. Operating income margin in fourth quarter 2024 was 54.5%, compared to 53.7% in fourth quarter 2023.

Headcount: As of December 31, 2024, we had 6,132 employees, reflecting a 5.8% increase, with 30.9% and 69.1% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $41.8 million in fourth quarter 2024, as compared to ($97.1) million for the fourth quarter 2023, primarily driven by the non-taxable one-time gain on the remeasurement of our equity method investment in The Burgiss Group, LLC (“Burgiss”) of $143.0 million in the fourth quarter of 2023.

Income Taxes: In the fourth quarter 2024, the effective tax rate was 15.9% compared to 13.8% in the fourth quarter 2023. Fourth quarter 2024 has the benefit of a favorable change to the state effective tax rate as well as the benefit of one-time audit settlements. Fourth quarter 2023 has the benefit of a non-taxable one-time gain on the acquisition of Burgiss and certain other one-time discrete items.

Net Income: As a result of the factors described above, net income was $305.5 million, down 24.3%.

Adjusted EBITDA: Adjusted EBITDA was $452.3 million, up 9.1%. Adjusted EBITDA margin in fourth quarter 2024 was 60.8%, compared to 60.1% in fourth quarter 2023.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$228,438	$210,737	8.4%	$882,367	$814,582	8.3%
Asset-based fees	175,339	145,148	20.8%	657,501	557,502	17.9%
Non-recurring	16,422	32,110	(48.9)%	56,277	79,731	(29.4)%
Total operating revenues	420,199	387,995	8.3%	1,596,145	1,451,815	9.9%
Adjusted EBITDA expenses	97,043	89,446	8.5%	374,091	344,842	8.5%
Adjusted EBITDA	$323,156	$298,549	8.2%	$1,222,054	$1,106,973	10.4%
Adjusted EBITDA margin %	76.9%	76.9%		76.6%	76.2%

Index operating revenues were $420.2 million, up 8.3%. The $32.2 million increase was driven by $30.2 million in higher asset-based fees and $17.7 million in higher recurring subscription revenues, partially offset by a $15.7 million decrease in non-recurring revenues. Organic operating revenue growth for Index was 8.3%.

The growth in recurring subscription revenues was primarily driven by growth from market-cap weighted Index products and factor, ESG and climate index products.

The growth in revenues attributed to asset-based fees were primarily driven by increased average AUM in ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes.

Non-recurring revenues were $16.4 million, down 48.9%. The $15.7 million decrease was primarily driven by $16.0 million recognized in the fourth quarter of 2023 related to one-time fees for unlicensed usage of our content in historical periods.

Index Run Rate as of December 31, 2024 was $1.6 billion, up 11.1%. The $160.6 million increase was comprised of a $87.7 million increase in asset-based fees and a $72.9 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate primarily reflected growth in AUM in ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted as well as custom Index and special packages products. The increase reflected growth across all regions. Organic recurring subscription Run Rate growth for Index was 8.4%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$167,781	$160,015	4.9%	$658,610	$603,291	9.2%
Non-recurring	4,971	4,722	5.3%	16,479	12,665	30.1%
Total operating revenues	172,752	164,737	4.9%	675,089	615,956	9.6%
Adjusted EBITDA expenses	88,628	87,572	1.2%	346,794	341,081	1.7%
Adjusted EBITDA	$84,124	$77,165	9.0%	$328,295	$274,875	19.4%
Adjusted EBITDA margin %	48.7%	46.8%		48.6%	44.6%

Analytics operating revenues were $172.8 million, up 4.9%. The $8.0 million increase was driven by growth from recurring subscriptions related to both Equity Analytics and Multi-Asset Class products. Organic operating revenue growth for Analytics was 4.8%.

Analytics Run Rate as of December 31, 2024, was $698.4 million, up 5.5%. The increase of $36.5 million was driven by growth in both Equity Analytics and Multi-Asset Class products, and reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Analytics was 6.5%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$82,881	$74,828	10.8%	$318,835	$282,351	12.9%
Non-recurring	2,338	1,425	64.1%	7,766	5,217	48.9%
Total operating revenues	85,219	76,253	11.8%	326,601	287,568	13.6%
Adjusted EBITDA expenses	55,521	50,689	9.5%	221,893	195,890	13.3%
Adjusted EBITDA	$29,698	$25,564	16.2%	$104,708	$91,678	14.2%
Adjusted EBITDA margin %	34.8%	33.5%		32.1%	31.9%

ESG and Climate operating revenues were $85.2 million, up 11.8%. The $9.0 million increase was primarily driven by growth from recurring subscriptions related to Ratings, Climate and Screening products. Organic operating revenue growth for ESG and Climate was 9.0%.

ESG and Climate Run Rate as of December 31, 2024, was $343.7 million, up 7.6%. The $24.4 million increase primarily reflects growth from Ratings, Climate and Screening products with contributions across all regions. Organic recurring subscription Run Rate growth for ESG and Climate was 10.1%.

All Other – Private Assets:

Table 1D: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$64,199	$59,774	7.4%	$254,633	$171,066	48.9%
Non-recurring	1,140	1,347	(15.4)%	3,660	2,515	45.5%
Total operating revenues	65,339	61,121	6.9%	258,293	173,581	48.8%
Adjusted EBITDA expenses	50,063	47,772	4.8%	196,866	124,156	58.6%
Adjusted EBITDA	$15,276	$13,349	14.4%	$61,427	$49,425	24.3%
Adjusted EBITDA margin %	23.4%	21.8%		23.8%	28.5%

All Other – Private Assets operating revenues, which reflect the Real Assets and the Private Capital Solutions operating segments, were $65.3 million, up 6.9%. The $4.2 million increase was primarily driven by growth from recurring subscriptions in both Private Capital Solutions and Real Assets. The increase in Private Capital Solutions was driven by growth from Transparency Data and Total Plan. The increase in Real Assets was primarily driven by growth from Index Intel and Performance Insights products. Organic operating revenue growth for All Other – Private Assets was 6.7%.

All Other – Private Assets Run Rate, which reflects the Real Assets and the Private Capital Solutions operating segments, was $266.7 million as of December 31, 2024, up 5.6%. The increase of $14.0 million was primarily driven by growth from Private Capital Solutions. The growth in Private Capital Solutions Run Rate was primarily driven by growth from Transparency and Universe Data products and reflected growth across all regions. Organic recurring subscription Run Rate growth for All Other – Private Assets was 6.8%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $409.4 million as of December 31, 2024. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amount of debt outstanding as of December 31, 2024 was $4.5 billion. The total debt to net income ratio (based on trailing twelve months net income) was 4.1x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 2.6x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $36.0 million, and net cash provided by operating activities increased by 10.7% to $430.6 million, primarily reflecting higher cash collections from customers, partially offset by higher cash expenses paid in the quarter. Free cash flow was up 7.5% to $394.7 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 78.4 million in fourth quarter 2024, down 1.4% year-over-year. Total shares outstanding as of December 31, 2024 were 77.7 million. A total of $1.5 billion remains on the outstanding share repurchase authorization as of January 28, 2025.

Dividends: Approximately $124.8 million in dividends were paid to shareholders in fourth quarter 2024. On January 28, 2025, the MSCI Board of Directors declared a cash dividend of $1.80 per share for first quarter 2025, payable on February 28, 2025 to shareholders of record as of the close of trading on February 14, 2025.

Full-Year 2025 Guidance
MSCI's guidance for the year ending December 31, 2025 (“Full-Year 2025”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Guidance for Full-Year 2025
Operating Expense	$1,405 to $1,445 million
Adjusted EBITDA Expense	$1,220 to $1,250 million
Interest Expense (including amortization of financing fees)(1)	$182 to $186 million
Depreciation & Amortization Expense	$185 to $195 million
Effective Tax Rate	17.5% to 20.0%
Capital Expenditures	$115 to $125 million
Net Cash Provided by Operating Activities	$1,525 to $1,575 million
Free Cash Flow	$1,400 to $1,460 million

(1) A portion of our annual interest expense is from our variable rate indebtedness under our Revolving Credit Facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.

Conference Call Information

MSCI’s senior management will review the fourth quarter and full year 2024 results on Wednesday, January 29, 2025 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations. Participants who wish to join via telephone can click here to register in advance, and will receive an email confirmation with a unique PIN to access the conference call. The earnings call webcast will include an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh    + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco    +1 212 981 1049
Konstantinos Makrygiannis    + 44 (0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2025 guidance. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its investor relations website ir.msci.com and social media outlets, such as LinkedIn or X (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.
Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.
The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such termination or non-renewal may not be effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.
Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.
Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract when we (i) have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and (ii) have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such termination or non-renewal may not be effective until a later date.
“Organic recurring subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.
Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.
Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.
Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain acquisition-related integration and transaction costs.
“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs, the impact from impairment related to sublease of leased property, the impact related to write-off of deferred fees on debt extinguishment and the impact related to gain from changes in ownership interest of investees.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands, except per share data	2024	2023	Change	2024	2023	Change
Operating revenues	$743,509	$690,106	7.7%	$2,856,128	$2,528,920	12.9%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	131,567	122,557	7.4%	514,382	446,581	15.2%
Selling and marketing	76,835	75,160	2.2%	291,220	276,204	5.4%
Research and development	38,471	39,220	(1.9)%	158,653	132,121	20.1%
General and administrative	44,382	40,440	9.7%	182,340	153,967	18.4%
Amortization of intangible assets	42,721	36,886	15.8%	164,037	114,429	43.4%
Depreciation and amortization of property,
equipment and leasehold improvements	4,339	5,098	(14.9)%	16,978	21,009	(19.2)%
Total operating expenses(1)	338,315	319,361	5.9%	1,327,610	1,144,311	16.0%

Operating income	405,194	370,745	9.3%	1,528,518	1,384,609	10.4%

Interest income	(3,902)	(3,400)	14.8%	(21,277)	(34,479)	(38.3)%
Interest expense	45,505	46,954	(3.1)%	185,500	186,679	(0.6)%
Gain on remeasurement of equity method investment	—	(143,029)	n/m	—	(143,029)	n/m
Other expense (income)	246	2,345	(89.5)%	8,127	6,377	27.4%
Other expense (income), net	41,849	(97,130)	n/m	172,350	15,548	n/m

Income before provision for income taxes	363,345	467,875	(22.3)%	1,356,168	1,369,061	(0.9)%

Provision for income taxes	57,830	64,495	(10.3)%	247,040	220,469	12.1%
Net income	305,515	403,380	(24.3)%	1,109,128	1,148,592	(3.4)%

Earnings per basic common share	$3.91	$5.10	(23.3)%	$14.09	$14.45	(2.5)%

Earnings per diluted common share	$3.90	$5.07	(23.1)%	$14.05	$14.39	(2.4)%

Weighted average shares outstanding used
in computing earnings per share:

Basic	78,070	79,115	(1.3)%	78,710	79,462	(0.9)%
Diluted	78,365	79,499	(1.4)%	78,960	79,843	(1.1)%

n/m: percentage change is not meaningful

(1) Includes stock-based compensation expense of $23.3 million and $17.0 million for the three months ended Dec. 31, 2024 and Dec. 31, 2023, respectively. Includes stock-based compensation expense of $96.4 million and $73.0 million for the year ended Dec. 31, 2024 and Dec. 31, 2023, respectively.

Table 3: Condensed Consolidated Balance Sheet (unaudited)

	As of
	Dec. 31,	Dec. 31,
In thousands	2024	2023
ASSETS
Current assets:
Cash and cash equivalents (includes restricted cash of $3,497 and $3,878 at December 31, 2024 and December 31, 2023, respectively)	$409,351	$461,693
Accounts receivable (net of allowances of $5,284 and $3,968 at December 31, 2024 and December 31, 2023, respectively)	820,709	839,555
Other current assets	113,961	116,905
Total current assets	1,344,021	1,418,153
Property, equipment and leasehold improvements, net	70,885	55,920
Right of use assets	119,435	115,243
Goodwill	2,915,167	2,887,692
Intangible assets, net	907,613	956,234
Other non-current assets	88,318	84,977
Total assets	$5,445,439	$5,518,219

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$—	$10,902
Deferred revenue	1,123,423	1,083,864
Other current liabilities	462,231	422,259
Total current liabilities	1,585,654	1,517,025
Long-term debt	4,510,816	4,496,826
Long-term operating lease liabilities	121,153	120,134
Other non-current liabilities	167,813	123,998
Total liabilities	6,385,436	6,257,983

Total shareholders' equity (deficit)	(939,997)	(739,764)
Total liabilities and shareholders' equity (deficit)	$5,445,439	$5,518,219

Table 4: Condensed Consolidated Statement of Cash Flow (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Cash flows from operating activities
Net income	$305,515	$403,380	(24.3)%	$1,109,128	$1,148,592	(3.4)%
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on remeasurement of equity method investment	—	(143,029)	n/m	—	(143,029)	n/m
Amortization of intangible assets	42,721	36,886	15.8%	164,037	114,429	43.4%
Stock-based compensation expense	22,969	16,278	41.1%	95,204	71,653	32.9%
Depreciation and amortization of property, equipment and leasehold improvements	4,339	5,098	(14.9)%	16,978	21,009	(19.2)%
Amortization of right of use assets	5,678	6,297	(9.8)%	25,260	23,781	6.2%
Loss on impairment of right of use assets, net	—	477	n/m	—	477	n/m
Loss on extinguishment of debt	—	—	n/m	1,510	—	n/m
Other adjustments	(27,089)	22,643	n/m	16,767	(3,340)	n/m
Net changes in other operating assets and liabilities	76,500	40,923	86.9%	72,743	2,457	n/m
Net cash provided by operating activities	430,633	388,953	10.7%	1,501,627	1,236,029	21.5%

Cash flows from investing activities
Acquisition of a business, net of cash acquired	—	(727,342)	n/m	(27,467)	(727,342)	(96.2)%
Capitalized software development costs	(21,708)	(18,014)	20.5%	(81,356)	(68,094)	19.5%
Capital expenditures	(14,247)	(3,815)	273.4%	(33,762)	(22,757)	48.4%
Other	(778)	(796)	(2.3)%	(1,670)	(1,185)	40.9%
Net cash used in investing activities	(36,733)	(749,967)	(95.1)%	(144,255)	(819,378)	(82.4)%

Cash flows from financing activities
Repurchase of common stock held in treasury	(374,048)	(27)	n/m	(885,266)	(504,188)	75.6%
Payment of dividends	(125,129)	(109,353)	14.4%	(509,109)	(440,993)	15.4%
Repayment of borrowings	(195,000)	(2,187)	n/m	(559,063)	(8,750)	n/m
Proceeds from borrowings	220,000	—	n/m	556,875	—	n/m
Payment of debt issuance costs	—	—	n/m	(3,739)	—	n/m
Payment of contingent consideration and deferred purchase price from acquisitions	(2,006)	—	n/m	(2,006)	—	n/m
Net cash used in financing activities	(476,183)	(111,567)	n/m	(1,402,308)	(953,931)	47.0%

Effect of exchange rate changes	(9,345)	5,722	n/m	(7,406)	5,409	n/m

Net increase (decrease) in cash, cash equivalents and restricted cash	(91,628)	(466,859)	(80.4)%	(52,342)	(531,871)	(90.2)%
Cash, cash equivalents and restricted cash, beginning of period	500,979	928,552	(46.0)%	461,693	993,564	(53.5)%
Cash, cash equivalent and restricted cash, end of period	$409,351	$461,693	(11.3)%	$409,351	$461,693	(11.3)%

n/m: not meaningful.

Table 5: Operating Results (unaudited)

Index	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$228,438	$210,737	8.4%	$882,367	$814,582	8.3%
Asset-based fees	175,339	145,148	20.8%	657,501	557,502	17.9%
Non-recurring	16,422	32,110	(48.9)%	56,277	79,731	(29.4)%
Total operating revenues	420,199	387,995	8.3%	1,596,145	1,451,815	9.9%
Adjusted EBITDA expenses	97,043	89,446	8.5%	374,091	344,842	8.5%
Adjusted EBITDA	$323,156	$298,549	8.2%	$1,222,054	$1,106,973	10.4%
Adjusted EBITDA margin %	76.9%	76.9%		76.6%	76.2%

Analytics	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$167,781	$160,015	4.9%	$658,610	$603,291	9.2%
Non-recurring	4,971	4,722	5.3%	16,479	12,665	30.1%
Total operating revenues	172,752	164,737	4.9%	675,089	615,956	9.6%
Adjusted EBITDA expenses	88,628	87,572	1.2%	346,794	341,081	1.7%
Adjusted EBITDA	$84,124	$77,165	9.0%	$328,295	$274,875	19.4%
Adjusted EBITDA margin %	48.7%	46.8%		48.6%	44.6%

ESG and Climate	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$82,881	$74,828	10.8%	$318,835	$282,351	12.9%
Non-recurring	2,338	1,425	64.1%	7,766	5,217	48.9%
Total operating revenues	85,219	76,253	11.8%	326,601	287,568	13.6%
Adjusted EBITDA expenses	55,521	50,689	9.5%	221,893	195,890	13.3%
Adjusted EBITDA	$29,698	$25,564	16.2%	$104,708	$91,678	14.2%
Adjusted EBITDA margin %	34.8%	33.5%		32.1%	31.9%

All Other - Private Assets	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$64,199	$59,774	7.4%	$254,633	$171,066	48.9%
Non-recurring	1,140	1,347	(15.4)%	3,660	2,515	45.5%
Total operating revenues	65,339	61,121	6.9%	258,293	173,581	48.8%
Adjusted EBITDA expenses	50,063	47,772	4.8%	196,866	124,156	58.6%
Adjusted EBITDA	$15,276	$13,349	14.4%	$61,427	$49,425	24.3%
Adjusted EBITDA margin %	23.4%	21.8%		23.8%	28.5%

Consolidated	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$543,299	$505,354	7.5%	$2,114,445	$1,871,290	13.0%
Asset-based fees	175,339	145,148	20.8%	657,501	557,502	17.9%
Non-recurring	24,871	39,604	(37.2)%	84,182	100,128	(15.9)%
Operating revenues total	743,509	690,106	7.7%	2,856,128	2,528,920	12.9%
Adjusted EBITDA expenses	291,255	275,479	5.7%	1,139,644	1,005,969	13.3%
Adjusted EBITDA	$452,254	$414,627	9.1%	$1,716,484	$1,522,951	12.7%
Operating margin %	54.5%	53.7%		53.5%	54.8%
Adjusted EBITDA margin %	60.8%	60.1%		60.1%	60.2%

Table 6: Sales and Retention Rate (unaudited)(1)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change	2024	2023	Change
Index
New recurring subscription sales	$38,110	$35,860	6.3%	$118,191	$116,016	1.9%
Subscription cancellations	(10,854)	(9,681)	12.1%	(45,730)	(32,298)	41.6%
Net new recurring subscription sales	$27,256	$26,179	4.1%	$72,461	$83,718	(13.4)%
Non-recurring sales	$18,153	$33,410	(45.7)%	$62,840	$87,775	(28.4)%
Total gross sales	$56,263	$69,270	(18.8)%	$181,031	$203,791	(11.2)%
Total Index net sales	$45,409	$59,589	(23.8)%	$135,301	$171,493	(21.1)%

Index Retention Rate(2)	95.0%	95.0%		94.7%	95.8%

Analytics
New recurring subscription sales	$26,282	$28,284	(7.1)%	$82,419	$79,035	4.3%
Subscription cancellations	(11,105)	(10,581)	5.0%	(39,106)	(34,675)	12.8%
Net new recurring subscription sales	$15,177	$17,703	(14.3)%	$43,313	$44,360	(2.4)%
Non-recurring sales	$2,556	$5,645	(54.7)%	$16,368	$14,379	13.8%
Total gross sales	$28,838	$33,929	(15.0)%	$98,787	$93,414	5.8%
Total Analytics net sales	$17,733	$23,348	(24.0)%	$59,681	$58,739	1.6%

Analytics Retention Rate(3)	93.3%	93.1%		94.1%	94.4%

ESG and Climate
New recurring subscription sales	$16,036	$16,595	(3.4)%	$55,397	$55,092	0.6%
Subscription cancellations	(5,493)	(3,592)	52.9%	(22,989)	(10,923)	110.5%
Net new recurring subscription sales	$10,543	$13,003	(18.9)%	$32,408	$44,169	(26.6)%
Non-recurring sales	$2,163	$1,559	38.7%	$9,015	$5,625	60.3%
Total gross sales	$18,199	$18,154	0.2%	$64,412	$60,717	6.1%
Total ESG and Climate net sales	$12,706	$14,562	(12.7)%	$41,423	$49,794	(16.8)%

ESG and Climate Retention Rate	93.1%	94.7%		92.8%	95.9%

All Other - Private Assets
New recurring subscription sales	$10,881	$11,429	(4.8)%	$40,758	$26,175	55.7%
Subscription cancellations	(8,573)	(6,703)	27.9%	(23,685)	(15,337)	54.4%
Net new recurring subscription sales	$2,308	$4,726	(51.2)%	$17,073	$10,838	57.5%
Non-recurring sales	$1,517	$1,082	40.2%	$3,878	$2,151	80.3%
Total gross sales	$12,398	$12,511	(0.9)%	$44,636	$28,326	57.6%
Total All Other - Private Assets net sales	$3,825	$5,808	(34.1)%	$20,951	$12,989	61.3%

All Other - Private Assets Retention Rate	86.4%	88.8%		90.6%	90.4%

Consolidated
New recurring subscription sales	$91,309	$92,168	(0.9)%	$296,765	$276,318	7.4%
Subscription cancellations	(36,025)	(30,557)	17.9%	(131,510)	(93,233)	41.1%
Net new recurring subscription sales	$55,284	$61,611	(10.3)%	$165,255	$183,085	(9.7)%
Non-recurring sales	$24,389	$41,696	(41.5)%	$92,101	$109,930	(16.2)%
Total gross sales	$115,698	$133,864	(13.6)%	$388,866	$386,248	0.7%
Total net sales	$79,673	$103,307	(22.9)%	$257,356	$293,015	(12.2)%

Total Retention Rate	93.1%	93.6%		93.7%	94.7%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.
(2) Retention rate for Index excluding the impact of the acquisition of Foxberry was 95.0% and 94.7% for the three months and year ended Dec. 31, 2024, respectively.
(3) Retention rate for Analytics excluding the impact of the acquisition of Fabric was 93.3% and 94.1% for the three months and year ended Dec. 31, 2024, respectively.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Year Ended
	Dec. 31,	Mar. 31,	June 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
In billions	2023	2024	2024	2024	2024	2023	2024
Beginning Period AUM in ETFs linked to	$1,322.8	$1,468.9	$1,582.6	$1,631.9	$1,761.8	$1,222.9	$1,468.9
MSCI equity indexes
Market Appreciation/(Depreciation)	130.5	92.8	21.2	111.3	(85.3)	197.9	140.0
Cash Inflows/(Outflows)	15.6	20.9	28.1	18.6	48.2	48.1	115.8
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,468.9	$1,582.6	$1,631.9	$1,761.8	$1,724.7	$1,468.9	$1,724.7

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,364.9	$1,508.8	$1,590.6	$1,677.0	$1,755.4	$1,340.7	$1,632.9

Period-End Basis Point Fee(3)	2.50	2.48	2.47	2.44	2.44	2.50	2.44

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed or furnished with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate (unaudited)(1)

	As of
	Dec. 31,	Dec. 31,	%
In thousands	2024	2023	Change
Index
Recurring subscriptions	$934,251	$861,366	8.5%
Asset-based fees	678,599	590,872	14.8%
Index Run Rate	1,612,850	1,452,238	11.1%

Analytics Run Rate	698,377	661,922	5.5%

ESG and Climate Run Rate	343,741	319,324	7.6%

All Other - Private Assets Run Rate	266,719	252,677	5.6%

Total Run Rate	$2,921,687	$2,686,161	8.8%

Total recurring subscriptions	$2,243,088	$2,095,289	7.1%
Total asset-based fees	678,599	590,872	14.8%
Total Run Rate	$2,921,687	$2,686,161	8.8%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2024	2023	2024	2023
Net income	$305,515	$403,380	$1,109,128	$1,148,592
Provision for income taxes	57,830	64,495	247,040	220,469
Other expense (income), net	41,849	(97,130)	172,350	15,548
Operating income	405,194	370,745	1,528,518	1,384,609
Amortization of intangible assets	42,721	36,886	164,037	114,429
Depreciation and amortization of property,
equipment and leasehold improvements	4,339	5,098	16,978	21,009
Impairment related to sublease of leased property	—	477	—	477
Acquisition-related integration and transaction costs(1)	—	1,421	6,951	2,427
Consolidated adjusted EBITDA	$452,254	$414,627	$1,716,484	$1,522,951

Index adjusted EBITDA	$323,156	$298,549	$1,222,054	$1,106,973
Analytics adjusted EBITDA	84,124	77,165	328,295	274,875
ESG and Climate adjusted EBITDA	29,698	25,564	104,708	91,678
All Other - Private Assets adjusted EBITDA	15,276	13,349	61,427	49,425
Consolidated adjusted EBITDA	$452,254	$414,627	$1,716,484	$1,522,951

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands, except per share data	2024	2023	2024	2023
Net income	$305,515	$403,380	$1,109,128	$1,148,592
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	25,815	24,873	103,041	75,229
Plus: Impairment related to sublease of leased property	—	492	—	492
Plus: Acquisition-related integration and transaction costs(1)	—	1,421	6,994	2,427
Plus: Write-off of deferred fees on debt extinguishment	—	—	1,510	—
Less: Gain from changes in ownership interest of investees	—	(143,029)	—	(143,476)
Plus/(Less): Income tax effect(2)(3)	(3,983)	5,071	(20,415)	(3,809)
Adjusted net income	$327,347	$292,208	$1,200,258	$1,079,455

Diluted EPS	$3.90	$5.07	$14.05	$14.39
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.33	0.31	1.30	0.94
Plus: Impairment related to sublease of leased property	—	0.01	—	0.01
Plus: Acquisition-related integration and transaction costs(1)	—	0.02	0.09	0.03
Plus: Write-off of deferred fees on debt extinguishment	—	—	0.02	—
Less: Gain from changes in ownership interest of investees	—	(1.79)	—	(1.80)
Plus/(Less): Income tax effect(2)(3)	(0.05)	0.06	(0.26)	(0.05)
Adjusted EPS	$4.18	$3.68	$15.20	$13.52

Diluted weighted average common shares outstanding	78,365	79,499	78,960	79,843

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

(2) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.
(3) The pre-tax gain from changes in ownership interest of Burgiss of $143.0 million is non-taxable; however, $8.6 million of income tax expense recognized during the three and twelve months ended December 31, 2023 was related to the remeasurement of the deferred tax liability on the Company's previous equity method investment in Burgiss.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2025
In thousands	2024	2023	2024	2023	Outlook(1)
Total operating expenses	$338,315	$319,361	$1,327,610	$1,144,311	$1,405,000 - $1,445,000
Amortization of intangible assets	42,721	36,886	164,037	114,429
Depreciation and amortization of property,
equipment and leasehold improvements	4,339	5,098	16,978	21,009	$185,000 - $195,000
Impairment related to sublease of leased property	—	477	—	477
Acquisition-related integration and transaction costs(2)	—	1,421	6,951	2,427
Consolidated adjusted EBITDA expenses	$291,255	$275,479	$1,139,644	$1,005,969	$1,220,000 - $1,250,000

Index adjusted EBITDA expenses	$97,043	$89,446	$374,091	$344,842
Analytics adjusted EBITDA expenses	88,628	87,572	346,794	341,081
ESG and Climate adjusted EBITDA expenses	55,521	50,689	221,893	195,890
All Other - Private Assets adjusted EBITDA expenses	50,063	47,772	196,866	124,156
Consolidated adjusted EBITDA expenses	$291,255	$275,479	$1,139,644	$1,005,969	$1,220,000 - $1,250,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2025
In thousands	2024	2023	2024	2023	Outlook(1)
Net cash provided by operating activities	$430,633	$388,953	$1,501,627	$1,236,029	$1,525,000 - $1,575,000
Capital expenditures	(14,247)	(3,815)	(33,762)	(22,757)
Capitalized software development costs	(21,708)	(18,014)	(81,356)	(68,094)
Capex	(35,955)	(21,829)	(115,118)	(90,851)	($115,000 - $125,000)
Free cash flow	$394,678	$367,124	$1,386,509	$1,145,178	$1,400,000 - $1,460,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Fourth Quarter 2024 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended December 31, 2024 and 2023
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.3%	8.4%	20.8%	(48.9)%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	—%	—%
Organic operating revenue growth	8.3%	8.4%	20.8%	(48.9)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.9%	4.9%	—%	5.3%
Impact of acquisitions and divestitures	(0.1)%	(0.2)%	—%	—%
Impact of foreign currency exchange rate fluctuations	—%	0.1%	—%	(0.6)%
Organic operating revenue growth	4.8%	4.8%	—%	4.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.8%	10.8%	—%	64.1%
Impact of acquisitions and divestitures	(0.5)%	(0.5)%	—%	(0.5)%
Impact of foreign currency exchange rate fluctuations	(2.3)%	(2.3)%	—%	0.5%
Organic operating revenue growth	9.0%	8.0%	—%	64.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.9%	7.4%	—%	(15.4)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.2)%	(0.2)%	—%	2.5%
Organic operating revenue growth	6.7%	7.2%	—%	(12.9)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.7%	7.5%	20.8%	(37.2)%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.2)%	(0.4)%	—%	—%
Organic operating revenue growth	7.4%	7.0%	20.8%	(37.2)%

Table 14: Full-Year 2024 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Years Ended December 31, 2024 and 2023
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.9%	8.3%	17.9%	(29.4)%
Impact of acquisitions and divestitures	—%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.3%	0.1%	—%
Organic operating revenue growth	10.0%	8.5%	18.0%	(29.4)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.6%	9.2%	—%	30.1%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.3%	0.3%	—%	0.5%
Organic operating revenue growth	9.8%	9.4%	—%	30.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	13.6%	12.9%	—%	48.9%
Impact of acquisitions and divestitures	(1.4)%	(1.3)%	—%	(2.0)%
Impact of foreign currency exchange rate fluctuations	(2.0)%	(2.1)%	—%	0.1%
Organic operating revenue growth	10.2%	9.5%	—%	47.0%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	48.8%	48.9%	—%	45.5%
Impact of acquisitions and divestitures	(45.0)%	(45.1)%	—%	(37.1)%
Impact of foreign currency exchange rate fluctuations	(0.4)%	(0.5)%	—%	1.2%
Organic operating revenue growth	3.4%	3.3%	—%	9.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.9%	13.0%	17.9%	(15.9)%
Impact of acquisitions and divestitures	(3.3)%	(4.4)%	—%	(1.1)%
Impact of foreign currency exchange rate fluctuations	—%	(0.1)%	0.1%	0.1%
Organic operating revenue growth	9.6%	8.5%	18.0%	(16.9)%